EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated October 25, 1996, relating to the financial statements of DocuMagix, Inc., appearing on page 35 of JetFax Inc.'s Annual Report on Form 10-K for the year ended January 3, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICEWATERHOUSECOOPERS LLP
San Jose, California
July 23, 1998




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